                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1
ROGERS CABLE INC.
COMPUTATION OF DEFICIENCY OF EARNINGS TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

====================================================================================================================================
                                                                                                                 Three months ended
                                                               Year ended December 31,                                March 31,
                                               1998         1999         2000         2001         2002          2002         2003
-----------------------------------------------------------------------------------------------------------------------------------
Fixed charges
 Interest expense                             300,547      292,993      192,025      174,626      213,332       43,403       58,536
 Amortization of deferred financing costs       6,966        4,978        4,357        6,009        8,464        4,652        1,264
 Interest expense included in rent expense     22,088       18,092       19,301       21,415       23,230        5,733        5,852
                                              -------------------------------------------------------------------------------------
                                              329,601      316,063      215,683      202,050      245,026       53,788       65,652
                                              ======================================================================================

Earnings
 Pre tax income (loss)                        (27,481)     (80,511)     (47,867)    (141,391)    (205,217)     (38,413)     (10,109)
 Fixed charges                                329,601      316,063      215,683      202,050      245,026       53,788       65,652
                                              -------------------------------------------------------------------------------------
                                              302,120      235,552      167,816       60,659       39,809       15,375       55,543
                                              ======================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges               --           --           --           --           --           --           --
====================================================================================================================================

Deficiency of earnings to fixed charges        27,481       80,511       47,867      141,391      205,217       38,413       10,109
====================================================================================================================================

US GAAP

====================================================================================================================================
                                                                 Year ended December 31,
                                               1998         1999         2000         2001         2002
-----------------------------------------------------------------------------------------------------------------------------------
Fixed charges
 Interest expense                             300,547      292,993      188,201      172,297      206,616
 Capitalized interest                            --           --          3,824        2,329        6,716
 Amortization of deferred financing costs       6,966        4,978        4,357        6,009        8,464
 Interest expense included in rent expense     22,088       18,092       19,301       21,415       23,230
                                              -------------------------------------------------------------------------------------
                                              329,601      316,063      215,683      202,050      245,026
                                              ======================================================================================

Earnings
 Pre tax income (loss)                        (42,038)    (107,314)      (5,253)    (106,136)    (150,999)
 Fixed charges                                329,601      316,063      215,683      202,050      245,026
 Amortization of capitalized interest            --           --           --            498        1,449
 Capitalized interest                            --           --         (3,824)      (2,329)      (6,716)
                                              -------------------------------------------------------------------------------------
                                              287,563      208,749      206,606       94,083       88,760
                                              ======================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges               --           --           --           --           --
====================================================================================================================================

Deficiency of earnings to fixed charges        42,038      107,314        9,077      107,967      156,266
====================================================================================================================================